UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2022

HF SINCLAIR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41325	87-2092143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood, Suite 1300	Dallas	Texas	75201
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: (214) 871-3555

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	DINO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On March 14, 2022, HF Sinclair Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) with the U.S. Securities and Exchange Commission regarding, among other things, the HFC Transactions (as defined in the Original Form 8-K). The Company is filing this Amendment No. 1 on Form 8-K/A to the Original Form 8-K to provide the historical audited financial statements and pro forma financial information required by Item 9.01(a) and (b) and to file the Transition Services Agreement referenced in Item 1.01 of the Original Form 8-K. The pro forma condensed combined financial information included as Exhibit 99.2 to this Amendment No. 1 on Form 8-K/A has been presented for illustrative purposes only as required by Form 8-K, and is not intended to, and does not purport to, represent what the Company’s actual results or financial condition would have been if the HFC Transactions had occurred on the relevant date, and is not intended to project the future results or the financial condition that the Company may achieve following the HFC Transactions.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On March 14, 2022, effective as of the HFC Merger (as defined in the Original Form 8-K), HollyFrontier Corporation (“HollyFrontier”) assigned to the Company, and the Company assumed, all obligations of HollyFrontier under (a) all of HollyFrontier’s employee, director, and executive compensation plans pursuant to which HollyFrontier is obligated to, or may, issue equity securities to its directors, officers, or employees, including any currently-effective amendments thereto and/or restatements thereof, including, but not limited to, the HollyFrontier Corporation Long-Term Incentive Compensation Plan, the HollyFrontier Corporation 2020 Incentive Plan, and the U.K. Sub-Plan adopted under both of the foregoing plans (collectively, the “LTIP Plans”), (b) HollyFrontier’s equity-based award agreements, programs, notices, and/or similar agreements entered into or issued pursuant to the LTIP Plans, and each outstanding award granted or assumed thereunder (collectively, the “Award Agreements”), and (c) certain other change of control agreements between HollyFrontier and its directors, officers and employees (the “Change of Control Agreements” and, collectively with the LTIP Plans and the Award Agreements, the “Assumed Agreements”). Effective as of the HFC Merger, the LTIP Plans were amended and restated solely to change references to HollyFrontier Corporation to HF Sinclair Corporation and to change references to HollyFrontier Common Stock to HF Sinclair Common Stock. In addition, each of the Change in Control Agreements was automatically deemed to be amended as necessary to provide that references to HollyFrontier Corporation in each such Change of Control Agreement will be read to refer to HF Sinclair Corporation and references to HollyFrontier Common Stock in such Assumed Agreement will be read to refer to HF Sinclair Common Stock. As the amendments are not material, the amended and restated LTIP Plans and the form of Change of Control Agreement will be filed as exhibits with HF Sinclair’s next quarterly report.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Audited combined consolidated financial statements of Hippo Holding, LLC and Sinclair Transportation Company and their subsidiaries comprised of the combined consolidated balance sheets as of December 31, 2021 and 2020, and the related combined consolidated statements of income, changes in parent’s net investment, and cash flows for the years ended December 31, 2021 and 2020 are included as Exhibit 99.1 hereto and incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company for and as of the year ended December 31, 2021, and the notes related thereto, are included as Exhibit 99.2 hereto and incorporated herein by reference.

(d)	Exhibits.

Exhibit No.	Description

10.1†	Transition Services Agreement, dated as of March 14, 2022, between HF Sinclair ( f/k/a Hippo Parent Corporation), and The Sinclair Companies.

23.1*	Consent of KPMG LLP, Independent Auditor.

99.1*	Audited combined consolidated financial statements of Hippo Holding, LLC and Sinclair Transportation Company and their subsidiaries comprised of the combined consolidated balance sheets as of December 31, 2021 and 2020, and the related combined consolidated statements of income, changes in parent’s net investment, and cash flows for the years ended December 31, 2021 and 2020.

99.2*	Unaudited pro forma condensed combined financial information of HF Sinclair Corporation as of and for the year ended December 31, 2021, and the notes related thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith.
†

Schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF SINCLAIR CORPORATION

Date: March 16, 2022	By:	/s/ Richard L. Voliva III
	Name:	Richard L. Voliva III
	Title:	Executive Vice President and Chief Financial Officer